As filed with the U.S. Securities and Exchange Commission on March 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NGM BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1679911
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

333 Oyster Point Boulevard

South San Francisco, California 94080

(650) 243-5555

(Address of principal executive offices) (Zip code)

NGM Biopharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan

(Full titles of the plans)

David J. Woodhouse, Ph.D.

Chief Executive Officer

NGM Biopharmaceuticals, Inc.

333 Oyster Point Boulevard

South San Francisco, California 94080

(650) 243-5555

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Chadwick Mills

J. Carlton Fleming

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
– Amended and Restated 2018 Equity Incentive Plan	2,823,565 (2)	$28.57 (3)	$80,669,252.05 (3)	$8,801.02
Total	2,823,565		$80,669,252.05	$8,801.02

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”), of NGM Biopharmaceuticals, Inc. (the “Registrant”) that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock.

(2)

Represents shares of Common Stock that were automatically added to the share reserve under the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “Restated 2018 Plan”) on January 1, 2021. The Restated 2018 Plan provides that the number of shares of Common Stock reserved for issuance under the Restated 2018 Plan will automatically increase on January 1st each calendar year for ten years, starting on January 1, 2020 and ending on and including January 1, 2029, by the lesser of (a) four percent (4.0%) of the total number of the Registrant’s capital stock outstanding as of December 31st of the immediately preceding calendar year or (b) a number determined by the Registrant’s board of directors.

(3)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Global Select Market on March 10, 2021, which was $28.57.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 2,823,565 shares of its Common Stock to be issued pursuant to the Restated 2018 Plan. The Registrant previously registered shares of its Common Stock for issuance under the Restated 2018 Plan pursuant to the Registrant’s registration statements on Form S-8 filed on April 4, 2019 (File No. 333-230725) and March 17, 2020 (File No. 333-237243) (together, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38853	3.1	4/8/19

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-227608	3.4	9/28/18

4.3	Form of Common Stock Certificate.	S-1	333-227608	4.2	4/1/19

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	Amended and Restated 2018 Equity Incentive Plan.	S-1	333-227608	10.3	3/25/19

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 15th day of March, 2021.

NGM BIOPHARMACEUTICALS, INC.

By:	/s/ David Woodhouse
David J. Woodhouse, Ph.D.
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Rieflin, David J. Woodhouse, Siobhan Nolan Mangini and Valerie Pierce, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David Woodhouse	Chief Executive Officer and Director	March 15, 2021
David J. Woodhouse, Ph.D.	(Principal Executive Officer)

/s/ Siobhan Nolan Mangini	Chief Financial Officer	March 15, 2021
Siobhan Nolan Mangini	(Principal Financial and Accounting Officer)

/s/ Bill Rieflin	Executive Chairman and Director	March 15, 2021
William J. Rieflin

/s/ Jin-Long Chen	Chief Scientific Officer and Director	March 15, 2021
Jin-Long Chen, Ph.D.

/s/ David V. Goeddel, Ph.D.	Director	March 15, 2021
David V. Goeddel, Ph.D.

/s/ Shelly D. Guyer	Director	March 15, 2021
Shelly D. Guyer

/s/ Carole Ho	Director	March 15, 2021
Carole Ho, M.D.

/s/ Suzanne Hooper	Director	March 15, 2021
Suzanne Sawochka Hooper

/s/ Mark Leschly	Director	March 15, 2021
Mark Leschly

/s/ David Schnell, M.D.	Director	March 15, 2021
David Schnell, M.D.

/s/ McHenry T. Tichenor	Director	March 15, 2021
McHenry T. Tichenor, Jr.